EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Post-Effective Amendment No. 1, of our report dated July 2, 2020, relating to the financial statements of Bio Lab Naturals, Inc., as of December 31, 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 14, 2020

1 of 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Post-Effective Amendment No. 1, of our report dated September 21, 2020, relating to the financial statements of Prime Time Live, Inc., as of December 30, 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 14, 2020

2 of 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Post-Effective Amendment No. 1, of our report dated September 21, 2020, relating to the financial statements of Prime Time Mobile Video Event Screens, LLC, as of October 11, 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 14, 2020

3 of 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, Post-Effective Amendment No. 1, of our report dated September 21, 2020, relating to the financial statements of Prime Time Mobile Video Event Screens, LLC, as of December 31, 2018 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

December 14, 2020

4 of 4